Exhibit 3.1(b)

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/10/2020

Work Order Item Number:	W2020061000703-625728

Filing Number:	20200717344

Filing Type:	Amendment After Issuance of Stock

Filing Date/Time:	6/10/2020 8:40:00 AM

Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0067592017-1	Entity Name: VADO CORP.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

INCORP SERVICES, INC.

3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE

Secretary of State

Commercial Recording Division

202 N. Carson Street

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the Office of Secretary of State State Of Nevada	Business Number E0067592017-1
Filing Number 20200717344
Filed On 6/10/2020 8:40:00 AM
Number of Pages 2

Profit Corporation:

Certificate of Amendment (PURSUANT To NRs 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT • USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:
Vado Corp.
Entity or Nevada Business Identification Number (NVID): E0067592017-1

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

•Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)    ☐  incorporators               ☐  board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 95.9%

☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect:
	☐ The entity name has been amended. ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ Other: (specify changes)	☐ Dissolution ☐ Merger ☐ Conversion
•Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2 Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT To NRs 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended to read in its entirety as set forth below.

(attach additional page(s) if necessary)

6. Signature: (Required)	X	Chief Executive Officer
	Signature of Officer or Authorized Signer	Title

X
	Signature of Officer or Authorized Signer	Title
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below: (attach additional page(s) if necessary)

Article 3. Authorized Shares: The authorized capital stock of the Corporation shall consist of: (i) seventy five million (75,000,000) shares of common stock having a par value of $0.001 per share, and (ii) ten million (10,000,000) shares of blank check preferred stock having a par value of $0.001 per share. Authority is hereby granted to the board of directors of the Corporation to fix by resolution any of the designations, powers, preferences and rights, and any of the qualifications, limitations or restrictions which are permitted by Chapter 78 of the Nevada Revised Statutes with respect of any class or classes of preferred stock or any series of any class of preferred stock of the Corporation.

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 1/1/2019

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

VADO CORP.

Nevada Business Identification # NV20171091928

Expiration Date: 02/28/2021

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

Certificate Number: B20200610850096 You may verify this certificate online at http://www.nvsos.gov	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/10/2020. BARBARA K. CEGAVSKE Secretary of State